Exhibit 99.1

NOT FOR PUBLICATION

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW JERSEY

In re:	:	Bankruptcy Case No. 03-51524
:
CONGOLEUM CORPORATION, et al.,	:	Chapter 11
:
Debtors.	:	Jointly Administered
:
	:	Hearing Date: May 12, 2008
	:	Document Number 6449

OPINION RESOLVING MOTIONS AND CROSS MOTION FOR SUMMARY JUDGMENT ON CONFIRMATION OF JOINT PLAN OF REORGANIZATION DATED AS OF FEBRUARY 5, 2008

On February 5, 2008, the Plan Proponents’ filed a Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (“Joint Plan”). At a status conference regarding the Joint Plan, the Court determined that the preliminary objections to confirmation of the Joint Plan filed by certain non-settling insurers should be considered summary judgment motions and entered a scheduling order to that effect. As permitted by the scheduling order, the Plan Proponents filed a cross-motion for summary judgment seeking a finding that the Joint Plan is confirmable as a matter of law with respect to Issues I through VI (as identified in the scheduling order). The Court took oral argument on the summary judgment motions on May 12, 2008. This opinion resolves all of the summary judgment motions that relate to the Joint Plan.
To he entitled to summary judgment pursuant to Federal Rule of Bankruptcy Procedure 7056, which incorporates Fed. R. Civ. Pro. 56, “th[e] test is whether there is a genuine issue of material fact and, if not, whether the moving party is entitled to judgment as a matter of law. Summary judgment should not be granted if the evidence is such that a reasonable jury could return a verdict for the nonmoving party.” In re CitX Corp., Inc., 448 F.3d 672 (3d Cir. 2006); Tran v. Metropolitan Life Ins. Co., 408 F.3d 130, 135 (3d Cir. 2005)(internal citations omitted). In deciding a summary judgment motion the court must be cognizant of which party bears the ultimate burden of persuasion. In the confirmation context, the burden of persuasion rests with the plan proponent. In re Greate Bay Hotel & Casino, Inc., 251 B.R. 213, 221 (Bankr. D.N.J. 2000)(“The proponent bears the burden of establishing the plan’s compliance with each of [the] requirements of [§ 1129(a)]); In re 8315 Fourth Ave. Corp., 172 B.R. 725, 735 (Bankr. E.D.N.Y. 1994) (the plan

1Congoleum Corporation, et al. (the “Debtors”); R. Scott Williams (the “Future Claimants Representative”); the Official Asbestos Claimants’ Committee; and the Official Committee of Bondholders for Congoleum Corporation, et al.

proponent “bears the burden of proving confirmation by a preponderance of the evidence.”)
Although not all of the plans have progressed to the confirmation stage, this is the twelfth plan that has been put forward in this case. Regrettably, after a dozen tries and even with a joint plan supported by the key creditor constituencies, the Debtors still cannot extricate themselves from the morass that has made all of their previous plans unconfirmable. On January 26, 2007, this Court issued its opinion finding that the Debtors’ Tenth Modified Joint Plan of Reorganization was unconfirmable as a matter of law (“Summary Judgment Opinion”)2. The extent to which this Joint Plan disregards that Summary Judgment Opinion is disheartening. It is disheartening because it has resulted in additional wasted estate assets and wasted time. As a result, four years and five months into this Chapter 11 proceeding the Court is presented with yet another facially unconfirmable plan. Among the issues raised in these motions, three present themselves prominently as barriers to confirmation: classification, releases and exculpation, and payment of claimants’ counsel’s fees and expenses.
Classification
The Joint Plan places all asbestos claimants in Class 7 but creates two sub-classes within that class. Class 7A consists of all the asbestos personal injury claimants that settled their claims under the Claimant Agreement3, the current claimants that did not enter into settlement agreements, and

2That “not for publication” opinion was reported at In re Congoleum Corp., 362 B.R. 167 (Bankr. D.N.J. 2007) and for ease of reference the Court will use the page numbers in the reported decision.

3The Plan Proponents state that pursuant to “the terms of the Omnibus Claimant Settlement, all of the Claimants who settled their Asbestos Personal Injury Claims with Congoleum under the Claimant Agreement have agreed to relinquish all of their rights, claims and interests in such agreements ....” Plan Proponents Objection at 10. Although this is touted as a compromise, in reality the claimants who had settled under the Claimant Agreement are giving up very little since Judge Stroumtsos found in the Coverage Action that the Claimants future claimants. Class 7B consists of the claimants who were parties to individual pre-petition settlement agreements. All of the Class 7A claimants will be required to submit (or resubmit in the case of the former Claimant Agreement participants) their claims to the Plan Trust for processing and payment under the Trust Distribution Procedures (“TDP”). By contrast, the Class 7B claimants (“Claimants with Litigation Rights”) have two options: 1) be treated in the same manner as the Class 7A claimants; or 2) have their right to payment determined through the Continued Adversary Proceeding. See, Joint Plan § 5.14(e)(l). Granting the Class 7B claimants that option renders the Joint Plan unconfirmable because it relies on the pre-petition liquidation of the Class 7B claims as a basis to treat them differently from other asbestos claimants. Such a distinction is in direct contravention of this Court’s prior rulings and the precepts of § 524(g).
The determination that the Class 7B claimants, designated as Class 2 claimants under the Tenth Plan, are substantially similar to the other current and future claimants was an integral part of this Court’s prior determination that the Tenth Plan was legally unconfirmable.4 In discussing the treatment of the Class 2 claims in the Tenth Plan, the Court found that “the Debtors’ financial or litigation position is not relevant to classification for purposes of the Bankruptcy Code; what matters is the legal character of the claim. The legal character of these claims is the same for those cases that were on the eve of trial and those that may arise in the future: they are personal injury claims based on alleged exposure to asbestos contained in Congoleum products.” 362 B.R. at 183.

Agreement was fraudulently designed and the insurers were under no obligation to provide coverage for it.

4Other parties to this case point out that the Court has already ruled on this issue: “The ‘question’ the ‘Class 2’ Claimants purportedly seek to litigate in the Continued Adversary Proceeding - whether the Plan may recognize the ‘Class 2’ Claimants Pre-Petition Settlement Agreements - is one this Court has already answered: it has ruled in unequivocal terms that the Plan cannot.” First State and Twin City Insurance Companies’ Brief at 6-7.

Later in the same discussion the Court noted that “the nature of Class 2, 3, 10 and 11 claims vis-à-vis the bankruptcy estate is the same – they are tort claims.” 362 B.R. at 184. Finally, the Summary Judgment Opinion stated that “[t]he Court finds as a matter of law that the Class 2 claims are substantially similar to the asbestos personal injury claims in the other classes; thus, the preferential treatment of Class 2 violates the Code’s bedrock principle of equality of distribution.” 362 B.R. at 185. In yet another attempt to drive that point home, this Court in its July 27, 2007 opinion on the Debtors’ Omnibus Claims Objection emphasized that “[F]or a plan to be confirmable it must propose equal treatment for all similarly situated asbestos claims. Given the reasoning of the summary judgment opinion [on the Tenth Plan], it should be clear that the Court regards all pre- judgment asbestos claims as similarly situated. The only proper criterion for differentiating between the pre-judgment claims is their disease level.” Omnibus Claims Opinion at 4 [Doc. No. 5673] (emphasis added).
Despite those rulings, the Plan Proponents inform this Court that “Certain of the former Class 2 Claimants believe that they are entitled to retain their pre-petition settled values and that such treatment is consistent with the equality principles mandated by the Bankruptcy Code and § 524(g) of the Bankruptcy Code.” Plan Proponents Objection at 11. As a result, the Joint Plan proposes to allow the Settled Claimants with Litigation Rights in Class 7B to seek a declaratory judgment from this Court that the recognition of the liquidated amounts under their pre-petition settlement agreements in the Joint Plan complies with § 524(g). It is the law of the case that all pre-judgment creditors at the same disease level must be treated similarly, therefore, the outcome of the Continued Adversary Proceeding on that issue is a foregone conclusion. So what the Joint Plan seeks to do, when stripped down to its most basic level, is to allow the Class 7B claimants to ignore this Court’s previous rulings and hope they have better luck with an appellate court. The Class 7B claimants are, of course, free to disagree with this Court’s previous rulings, but the fact that they propose to pretend those previous rulings did not happen is problematic. Appeals from the grant or denial of confirmation are commonplace, but what this Joint Plan proposes is something different: on one discrete confirmation issue, it seeks to skip over this Court and go straight to an appellate court.5
The Plan Proponents insist that this plan mechanism is harmless because “[h]owever this Court or an appellate court ultimately rules, the treatment of all Asbestos Personal Injury Claimants necessarily will comply with Bankruptcy Code § 524(g) and the equality of distribution principles.” Plan Proponents Objection at 12 (emphasis in original). It is a clever tautology, but does not solve the elementary problem that the Plan Proponents are asking this Court to confirm a plan that contains a classification scheme that the Court has already found violates § 524(g). In reality it is no different than if the Debtors filed a plan that called for precisely the same funding this Court rejected in the Tenth Plan but included a provision stating that if they are unsuccessful on appeal then the Debtors would contribute a majority of its voting shares to the plan trust. This is simply not how the system is designed to work. The Debtors cannot obtain the advantages that come with having a confirmed plan without meeting the requirements of § 1129. A determination of whether the Joint Plan actually satisfies § 1129 and § 524(g) cannot be put off for another day by another court; it must be made by the court that is statutorily charged with confirming the plan.6

5The Joint Plan Proponents do not cite any authority for this novel approach to confirmation. The Court’s own research did not disclose any plans that were confirmed that employed this “let the appellate courts make the decision” device.

6Congress certainly knew how to provide for another court to determine certain aspects of a § 524(g) plan when it wanted to. For example, § 524(g)(2)(A) provides that any proceeding regarding the validity, application, construction, or modification of a § 524(g) injunction must be commenced in the district court. Similarly, § 524(g)(3)(A) provides that an order confirming a plan containing a § 524(g) injunction must be affirmed by the district court that has jurisdiction

Even if the Court had not previously ruled on the classification issue, the Class 7B procedure in the Joint Plan results in inherently unequal treatment. No matter what gloss the Plan Proponents put on it, the right to continue to litigate is a right that is not being granted to any other asbestos claimant. At oral argument, counsel for the Asbestos Claimants Committee noted that it is absurd to say that the future claimants are not being given the right to appeal because they do not have a liquidated pre-petition settlement amount as grounds for an appeal. The Court agrees, but believes that rather than supporting the Plan Proponents’ argument that statement highlights the inherent inequality at work here. A future claimant, based on the mere happenstance of when he fell ill, is foreclosed from the opportunity of entering into an individual settlement agreement with Congoleum prior to the bankruptcy filing. No future claimant is given the opportunity to argue that he or she has as strong a case as certain Class 7B claimants and that in the tort environment that existed on the eve of the bankruptcy filing they would have been able to obtain as good or better a settlement with Congoleum. The right to make that argument (or any argument in support of an individual claim) to an appellate court is a valuable right in and of itself and that right is being granted to one sub-class of claimants and not others; that is unequal treatment plain and simple. As a result, if the most favorably positioned Class 7B claimants obtained a favorable outcome in the Continued Adversary Proceeding they would be entitled to receive $7.2M each7 while the most a Class 7A claimant at the highest disease level (mesothelioma) could hope to be paid is $120,000 or in an “extraordinary” case $720,000. Joint Plan § 4.1(g)(iii). The numbers speak for themselves.

over the reorganization case.

        7Two of the Class 7B claimants, Messrs. Cook and Arsenault, settled pre-petition for $8 million each and even if these two claimants are unsuccessful in having their settlements approved, the Joint Plan nonetheless allows them to retain the $800,000 each that was paid pre-petition. That is yet another basis for finding unequal treatment.

The Court also has practical concerns with the Class 7B procedure. The Joint Plan provides that the prosecution of the Continued Adversary Proceeding will pass to the Plan Trust upon confirmation, which necessarily means that the financial burden of defending the Continued Adversary Proceeding passes to the Plan Trust. So not only would the Class 7B claimants have a right to continue to litigate that is not granted to other claimants, but the funds to defend that litigation would come out of the pool of money that should be used to pay the other claimants. The Class 7B procedure also alters the normal balance that should be present when a Chapter 11 plan is being negotiated. Since the procedure allows the Class 7B claimants to “roll the dice”8 and try their luck with an appellate court on the classification issue, the interested parties did not have to choose between a presently confirmable plan and the possibility of conversion or dismissal. The lawyers who represent the Class 7B claimants did not have to factor into their decision whether insisting on payment of the full pre-petition settlement amounts for a few of their clients might bring about the collapse of the reorganization. Since many of the claimants attorneys, such as Mr. Rice and Mr. Weitz, represent clients in both Class 7A and 7B that should have been an important consideration. It is improbable that it is in the best interests of the hundreds of thousands of Class 7A claimants to allow the entire reorganization to fail in the interest of obtaining a higher payoff for the 131 claimants in Class 7B.
It was stated at oral argument that the settlements embodied in Class 7B were customary

8The Class 7B claimants are not even being required to “gamble” all that much. The Plan Trust will be required to establish a separate reserve solely to fund their claims (up to $5 million). Joint Plan Ex. E [Plan Trust Agreement] § 3.1(a) (providing for the creation of the Plan Trust Settled Claim Reserve) and § 3.1(d). So the Class 7B claimants obtain the additional advantage that they do not run the same risk as other claimants that the Plan Trust is not properly funded and will be unable to pay all scheduled claims. In addition, the Class 7B claimants will not be subject to the same restrictions on the amount or timing of payments that apply to all other current and future claimants, e.g., FIFO Payment Queue and Claims Payment Ratio. Joint Plan Ex. G [Trust Distribution Procedures] § 2.6 and § 6.l(a)(l)(b).

settlements in the tort system. That may or may not be the case, but when Congoleum chose to stop litigating its asbestos liability in the tort system and to deal with it through the bankruptcy system the rules of the game changed. Obviously, Congoleum has paid out on asbestos settlements in the past, but the difference between those claims and the Class 7B claims is that the Debtors seek to pay these settlements through a bankruptcy plan that involves a § 524(g) injunction. The quid pro quo for obtaining the enormous benefit of a § 524(g) channeling injunction is that the plan must value all “present claims and future demands that involve similar claims in substantially the same manner.” 11 U.S.C. § 524(g)(2)(B)(ii)(V). The Bankruptcy Code only recognizes two broad categories of asbestos personal injury claims: present claims and future demands. The Code does not recognize, as the Joint Plan seeks to, a third category: present claims that were settled pre- petition. The Court understands that settlements are a normal part of the litigation process and that pre-petition settlements are sometimes provide for in a Chapter 11 plan, but what the Plan Proponents steadfastly refuse to acknowledge is that this is not an ordinary bankruptcy case in which the court need to concern itself only with classification pursuant to § 1122: There is the additional overlay of the requirements of § 524. Those requirements may seem onerous to the Plan Proponents, but as previously stated they are the quid pro quo for receiving extraordinary relief not available to a typical Chapter 11 debtor, i.e., relief not only from current claims but future claims as well. See, In re Combustion Engineering, Inc., 391 F.3d 190 (3d Cir. 2004)(“To achieve this relief, a debtor must satisfy the prerequisites set forth in § 524(g) in addition to the standard plan confirmation requirements.”) If the Plan Proponents wish to treat the Class 7B claimants differently from other asbestos claimants then they have to forego the benefits of a § 524(g) channeling injunction.

The Plan Proponents’ overall theory seems to be that disparate treatment of creditors is acceptable as long as it was part of a settlement that was negotiated post-petition. The Omnibus Claimant Settlement is not a silver bullet. A finding that the Omnibus Claimant Settlement meets the very low threshold of Rule 9019 does not excuse compliance with the requirements of § 1129 or § 524. The Court is cognizant that the requirement that 75% of asbestos claimants vote in favor of the plan places an enormous amount of power in the hands of a few plaintiffs’ attorneys, but that is an issue for Congress not this Court. See, 11 U.S.C. § 524(g)(2)(B)(ii)-(IV)(bb). This Court must concern itself with whether the proposed separate treatment of the Class 7A and Class 7B claimants is acceptable under § 524(g) and the Court finds that it is not. The Class 7B claimants are not dissimilar from other asbestos claimants simply because their claims were liquidated through inchoate pre-petition settlement agreements.
This finding, standing alone, renders the Joint Plan unconfirmable as a matter of law. Nonetheless, the Court will address some of the other bases for finding the Joint Plan unconfirmable9.

The Joint Plan includes broad indemnification, release, exculpation, and injunction provisions in favor of non-debtor, third-parties.

There are broad indemnification, release, exculpation and injunction provisions scattered throughout the Joint Plan and Plan Trust Agreement. Some of the provisions are embodied in the Omnibus Claimant Settlement and others are stand-alone provisions. The net effect of these

9Ideally, the Court would be able to address in detail all of the issues that were raised in the voluminous briefs, but it is particularly mindful of the Plan Proponents’ insistence that the schedule for confirmation is a critical component of the agreement underlying the Plan. That confirmation date approaches rapidly. The Court has chosen to address only the most critical issues and only as thoroughly as possible under the circumstances.

provisions is to grant relief that extends beyond that permitted by § 524(g) and other applicable law.
In its previous Summary Judgment Opinion, this Court questioned whether it had the proper jurisdiction to even grant the releases contained in the Tenth Plan based on the concerns expressed by the Third Circuit Court of Appeals in In re Continental Airlines, 203 F.3d 203, 214 (3d Cir. 2000). In that case, the Court stated:

We also note, with some concern, that the Bankruptcy Court apparently never examined its jurisdiction to release and permanently enjoin Plaintiffs’ claims against non-debtors. Although bankruptcy subject matter jurisdiction can extend to matters between non-debtor third parties affecting the debtor or the bankruptcy case, see 28 U.S.C. § 1334; Celotex Corp. v. Edwards, 514 U.S. 300, 308 n. 5, 115 S.Ct. 1493, 131 L.Ed.2d 403 (1995), a court cannot simply presume it has jurisdiction in a bankruptcy case to permanently enjoin third-party class actions against non-debtors. We must remain mindful that bankruptcy jurisdiction is limited, as is the explicit grant of authority to bankruptcy courts. See 28 U.S.C. §§ 157, 1334; Northern Pipeline Constr. Co. v. Marathon Pipe Line Co., 458 U.S. 50, 102 S.Ct. 2858, 73 L.Ed.2d 598 (1982).

Id. at 214 n. 12. Despite this Court’s previous Summary Judgment Opinion highlighting jurisdiction as an essential threshold issue in this determination10, the Plan Proponents dedicate only one sentence in their 105 page brief to the issue. The Plan Proponents state that: “[t]his Court has jurisdiction with respect to the Omnibus Claimant Settlement and the dismissals and releases therein because all of the parties to such settlement are parties to the Omnibus Avoidance Action or otherwise before this Court in the Bankruptcy Action.” Plan Proponents Objection at 56. That argument speaks to whether this Court has personal jurisdiction, not the separate issue of whether this Court has subject matter jurisdiction. As the Third Circuit cautioned, bankruptcy courts “must remain mindful that bankruptcy jurisdiction is limited ....” Id. Courts have come to varying conclusions on whether bankruptcy courts have subject matter jurisdiction to rule on the issue of

10This Court noted that even “related to” jurisdiction pursuant to 28 U.S.C. § 1334(b) has its limits and that certain causes of action - such as a lawsuit by an asbestos claimant against their attorney - fall outside even that wide penumbra. Summary Judgment Opinion at 191 n. 19.

releases of non-debtors in a Chapter 11 plan. See e.g, In re American Family Enterprises, 256 B.R. 377 (D.N.J. 2000)(discussing bankruptcy court jurisdiction with regard to third-party releases). The Court will not address this essentially un-briefed jurisdictional issue because it cannot approve the releases for other reasons, but it remains troubling.
Another preliminary issue to be addressed is whether these provisions are consensual. The Plan Proponents contend that the Exculpation Clause is consensual because the plan ballots conspicuously advise the asbestos personal injury claimants that by voting to accept the Joint Plan they consent to the applicable release and exculpation provisions and include the language of §§ 5.14, 11.2 and 11.3 of the Joint Plan11 as Attachment A. See, Joint Plan - Ex. 4. That argument would have more persuasive force if the claimants who did not vote in favor of the Joint Plan were not bound by the releases, but that is not the case. Under the Joint Plan, all Settled Claimants (Class 7A) and all Settled Claimants with Litigation Rights (Class 7B) shall “be bound by the Plan, including the Omnibus Claimant Settlement, even where such holder did not vote with respect to, or voted to reject, the Plan.” Joint Plan § 5.14(a). Cf., Matter of Specialty Equipment Companies, Inc., 3 F.3d 1043, 1047 (7th Cir. 1993)(court approved a plan that contained non-debtor releases, but plan provided that any creditor who voted to reject the Plan or abstained from voting could still pursue any claims against third-party nondebtors). It is not a consensual release if a creditor that does not vote in favor of the plan, as proposed in this plan, is bound by it. The Court does not regard these to be consensual releases.
The Court will now address the numerous release and exculpation provisions. The Plan Proponents criticize the Insurers for conflating some of these provisions in their objections, but that

11Curiously, the Plan Proponents do not highlight § 11.4 for the claimants and the Court finds that to be the most troubling provision of all.

is largely unavoidable, as there is significant overlap. To the extent possible, the Court will address each provision individually.
Exculpation
The Plan Proponents claim that the exculpation clause contained in the Joint Plan is a “customary and standard provision in chapter 11 plans.” Plan Proponents Objection at 48. To buttress that statement they cite five Delaware cases in which exculpation clauses similar to this one were approved. See, Joint Plan - Ex. 3. It should be noted that the Board of Bankruptcy Judges for the District of New Jersey approved a form Chapter 11 Plan (Local Form 19) and that Plan does not contain an exculpation provision, so it is not “standard” in this district. In addition, as the Third Circuit noted, in the context of analyzing an indemnification provision for a debtor’s financial advisor, the fact that: “indemnification provisions ... are now common in the marketplace does not automatically make them ‘reasonable’....” United Artists Theatre Co. v. Walton, 315 F.3d 217, 230 (3d Cir. 2003). The same holds true for exculpation provisions - even if they are becoming commonplace in complex Chapter 11s, that does not mean a court is required to approve them if they are not essential to the reorganization in question or exceed the bounds of existing law.
The Court now turns to the specific language of the exculpation clause at issue here. The Joint Plan provides:
Only to the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located12, as of the Effective Date, the Debtors, the Futures Representative, the Asbestos Claimants’ Committee, the Bondholders’ Committee, and each of their respective Representatives13 (i) shall

12The addition of this prefatory language does not insulate the exculpation clause from court review. As the United States Trustee’s Office points out in its objection, its inclusion raises questions regarding who would make that determination and when. UST Objection at 23-24.
13“‘Representatives’ means, with respect to any Entity, the present and former directors, officers, members, employees, trustees, accountants (including independent certified public not have or incur any liability to any Entity for any act or omission taken on or after the Petition Date in connection with or arising out of the negotiation of the Plan, any Plan Document or any prior plan of reorganization relating to the Debtors or other related documents, the pursuit of Confirmation of the Plan or any prior plan of reorganization relating to the Debtors, the consummation of the Plan, or the administration of the Plan or property to be distributed under the Plan ....

Joint Plan § 11.2. This exculpation clause differs from that contained in the Tenth Plan in that it excludes the Pre-Petition Asbestos Claimants’ Committee and ABI from the parties being exculpated. It also removes any explicit reference to the pre-petition Claimant Agreement, Collateral Trust Agreement and Security Agreement. The fact that § 11.2 is restricted to post-petition activity and to the parties that negotiated this Joint Plan is an improvement over the clause contained in the Tenth Plan; however, the Plan Proponents have still failed to establish to this Court’s satisfaction that exculpating the Debtors’ officers and directors and their professionals satisfies the “hallmarks of permissible non-consensual releases.” In re Continental Airlines, 203 F.3d 203, 214 (3d Cir. 2000). As the United Artists court explained:
Debtors and their professionals cannot exempt themselves from liability to non-consenting parties merely by saying the word. The “hallmarks of permissible non-consensual releases” are “fairness, necessity to the reorganization, and specific factual findings to support these conclusions.” In re Continental Airlines, 203 F.3d 203, 214 (3d Cir.2000) (“Continental II”). Added to these requirements is that the releases “were given in exchange for fair consideration.” Id. at 215.

315 F.3d at 227. The fact that the Plan Proponents again attempt to exculpate parties beyond the official committees is perplexing since the Court previously stated that it “does not find the fact that parties worked hard to craft a consensual plan to be sufficient justification for the relief requested.” Summary Judgment Opinion at 196. Nonetheless, given the stringent standard on summary accountants), advisors, attorneys, consultants, experts or other agents of that Entity, or any other professionals of that Entity, in each case in their capacity as such; provided, however, that in no event shall ‘Representatives’ mean Gilbert Randolph LLP (formerly known as Gilbert Heintz & Randolph LLP) or Kenesis Group, LLC.” Joint Plan § 1.2.

judgment the Court must deny summary judgment on this issue because the Court could conceivably be convinced that such a provision is necessary in a complex reorganization proceeding. See, e.g., In re Enron Corp., 326 B.R. 497 (S.D.N.Y. 2005)(noting that the bankruptcy court had found that without the exculpation provision a negotiated plan would not have been possible). So were the Court to proceed to a confirmation hearing on the Joint Plan, it would have to allow the Plan Proponents an opportunity to lay the factual foundation for the exculpation provision at the confirmation hearing. That is unnecessary, however, because the Court finds there are other barriers to confirmation.
Injunctions
Section 11.4, which is titled “Discharge Injunction,” provides:
Except as specifically provided in the Plan Documents to the contrary, the satisfaction, release, and discharge set forth in Section 11.1 shall also operate as an injunction, pursuant to section 105, 524(g) and 1141 of the Bankruptcy Code, prohibiting and enjoining the commencement or continuation of any actions, the employment of process or any act to collect, recover from, or offset (a) any Claim or Demand against or Interest in the Debtors, the Reorganized Debtors, or the Plan Trust by any Entity and (b) any cause of action, whether known or unknown, against the Released Parties based on such Claim or Interest described in subpart (a) of this Section 11.4.

Joint Plan § 11.4.
The United States Trustee found that provision objectionable because it appears to put back in the broad releases that the changes from the Tenth Modified Plan appeared to take out. The Court agrees. This exceedingly broad provision covers many non-debtor parties including the FCR, the members of the Asbestos Claimants’ Committee, and the members of the Bondholders’ Committee.14

14To fully appreciate the import of this section one must look to the definitions.
· “‘Released Parties’ means each of the Debtors, the Reorganized Debtors, their respective Representatives and the Released Non-Debtor Parties.” Joint Plan § 1.2.

This appears to be a backdoor attempt to get around the prohibitions in In re Combustion Engineering, Inc., 391 F.3d 190 (3d Cir. 2004). The Combustion plan attempted to extend the channeling injunction to include two of the Debtor’s affiliates. The Combustion court rejected that attempt and criticized the bankruptcy court for using § 105 to achieve a purpose not contemplated by § 524(g). “As both the plan language of the statute and its legislative history make clear, § 524(g) provides no specific authority to extend a channeling injunction to include third-party actions against non-debtors where the liability alleged is not derivative of the debtor. Because § 524(g) expressly contemplates the inclusion of third parties’s liability within the scope of a channeling injunction - and sets out the specific requirements that must be met in order to permit the inclusion - the general powers of § 105(a) cannot be used to achieve a result not contemplated by the more specific provisions of § 524(g).” Id. at 236-37.
The discharge injunction at issue in the Joint Plan invokes the authority of § 105 of the Bankruptcy Code, which indicates that it is intending to grant relief beyond that permitted by § 524(g). This is a result specifically proscribed by Combustion. The difference here is that the Plan Proponents have created a new category they have called “Discharge Injunction” that is separate from the “Asbestos Channeling Injunction” provision in the plan; however, that is a distinction without a difference. The Discharge Injunction is also not saved by virtue of the fact that it facially

· “‘Released Non-Debtor Parties’ means (a) the Futures Representative and his Representatives, (b) the Asbestos Claimants’ Committee and its Representatives, (c) the Bondholders’ Committee and its Representatives, (d) the Initial Backstop Participants, and (e) the Additional Indemnitees. Joint Plan § 1.2.
• “‘Additional Indemnitees’ has the meaning set forth in Section 2.1 (c)(xiv) of the Plan Trust Agreement.” Joint Plan § 1.2.
• The Plan Trust Agreement defines Additional Indemnitees to include the Plan Trustee, the Trust Advisory Committee, the Futures Representative, the officers and employees of the Plan Trust, and any agents, advisors and consultants of the Plan Trust, the TAC, or the Future Representatives. Plan Trust Agreement § 2.1 (c)(xiv).

limits the injunction to actions that are derivative of claims against the Debtors. That is only half the equation - § 524(g)(4)(A)(ii) also limits the categories of parties that may benefit from an injunction and the FCR, members of the Asbestos Claimants’ Committee, members of the Bondholders’ Committee, and others are not among those categories. See, Combustion, 391 F.3d at 235; Summary Judgment Opinion at 191. The creation of a separate category of injunction and the use of layers of defined terms cannot disguise the fact that the Discharge Injunction runs afoul of the prohibitions of Combustion. The inclusion of § 11.4 renders the Joint Plan unconfirmable as a matter of law.
Releases
Among other dismissals and releases, as part of the Omnibus Settlement Agreement, the Joint Plan provides:
each of the Settled Claimants, Claimants’ Counsel, the Collateral Trustee, the Asbestos Claimants’ Committee, the Futures Representative, the Bondholders’ Committee, the Debtors and Reorganized Congoleum (i) hereby release each other from any and all claims arising out of or related to the Claimants Agreement, the Security Agreement and the Collateral Trust Agreement, including any claims related to the negotiation, execution, implementation or enforcement thereof, and (ii) hereby further release each other from any and all claims related to the negotiation, execution, implementation or enforcement thereof... .

Joint Plan § 5.14(c)(ii). The Plan Proponents defend the inclusion of the dismissals and releases in the Joint Plan because they are fair and equitable and meet the standards of In re Martin, 91 F.3d 389 (3d Cir. 1996) regarding Rule 9019. That is not the relevant standard. The Third Circuit has made clear that:
the “hallmarks of permissible non-consensual releases” are “fairness, necessity to the reorganization, and specific factual findings to support these conclusions.” In re Continental Airlines, 203 F.3d 203, 214 (3d Cir.2000) (“Continental II”). Added to these requirements is that the releases “were given in exchange for fair consideration.” Id. at 215.

United Artists Theatre Co. v. Walton, 315 F.3d 217, 227 (3d Cir. 2003). The Plan Proponents do not address how the released parties satisfy these requirements.
It appears that the Plan Proponents are focusing on the fact that they regard these releases to be necessary to the reorganization to the exclusion of the other two factors: fairness and consideration. Even more globally, the Plan Proponents neglect to address that the Third Circuit has instructed that non-debtor releases are only appropriate in “extraordinary cases”. Continental Airlines at 212. The fact that the Plan Proponents describe this as a complicated case does not make it extraordinary, nor does the mere fact that it involves asbestos liability. The Second Circuit takes the same position, noting that: “No case has tolerated nondebtor releases absent the finding of circumstances that may be characterized as unique.” In re Metromedia Fiber Network, Inc., 416 F.3d 136, 142 (2d Cir. 2005). The reason these courts require a unique contribution from the beneficiaries of releases is that such releases are at odds with the basic tenants of the Bankruptcy Code. This Court shares the concerns expressed by the Second Circuit Court of Appeals that “a nondebtor release is a device that lends itself to abuse. By it, a nondebtor can shield itself from liability to third parties. In form, it is a release; in effect, it may operate as a bankruptcy discharge arranged without a filing and without the safeguards of the Code.” In re Metromedia Fiber Network, Inc 416 F.3d 136, 142 (2d Cir. 2005); see also, Summary Judgment Opinion at 194 (“it is simply bad public policy to allow Chapter 11 to be used to insulate corporate directors or their professional from the consequences of their actions.”).
One of the ways the Plan Proponents defend this provision is that: “importantly, the Omnibus Claimant Settlement Dismissals and Releases do not extend to any of the counsel or advisors to the settling parties or the officers and directors of the Debtors.” Plan Proponents Objection at 53. They do not need to. The Discharge Injunction in § 11.4 covered those parties and would provide them with protection from all claims related to the Debtors since § 11.4 did not limit itself to claims based on exposure to an asbestos containing product. In addition, those parties would be protected by the Exculpation Clause for all activities related to any plans of reorganization. So simply excluding those parties does not satisfy all the concerns the Court expressed in its Summary Judgment Opinion.
For example, in its previous opinion this Court looked to the five factor test for approval of releases articulated in In re Zenith Elec. Corp., 241 B.R. 92 (Bankr. D. Del. 1999); Summary Judgment Opinion at 192 - 195. This Court concluded at least four of the five factors did not support releasing many of the same parties that the Joint Plan seeks to release in § 5.14(c)(ii). The only significant change between that opinion and now is that the voting deadline has passed and as of May 19, 2008, it appears that a substantial majority of the impaired creditors in Classes 4, 6, 7 and 8 have voted in favor of the Joint Plan. See, e-mail of Kerry Brennan re: Status of Balloting on Joint Plan dated May 21, 2008. The satisfaction of only one of the five Zenith factors is not enough to make the proposed releases acceptable.
Indemnification
The Joint Plan provides that the Plan Trust will indemnify Claimants’ Counsel and the Collateral Trustee in accordance with the terms of the Plan Trust Agreement. Joint Plan § 5.14(i). The Plan Trust Agreement provides that the scope of the indemnification will be as follows:
the Plan Trust shall indemnify and hold harmless each of the Claimants’ Counsel15 and the Collateral Trustee to the extent that they, either jointly or individually, become a party, or are threatened to be made a party, to any threatened or pending judicial, administrative or arbitrative action, suit or proceeding by reason of (i) any

15The Plan Trust Agreement does not define “Claimants’ Counsel” but the Joint Plan defines it to mean “Joseph F. Rice, Esquire and Perry Weitz, Esquire, collectively, in their capacity under the Claimant Agreement as the representatives of certain holders of Asbestos Personal Injury Claims.” Joint Plan § 1.2.

claim made under, relating to or arising out of the Claimant Agreement, the Security Agreement dated as of April 11, 2003, the Superceding Security Agreement, the Security Agreement dated as of June 12, 2003, the Collateral Trust Agreement or the negotiation of the pre-packaged bankruptcy plan related thereto, or the execution, implementation or enforcement thereof, or (ii) with respect to such party’s involvement or participation in the Reorganization Cases, including the negotiation, support or recommendation of the Omnibus Claimant Settlement or any bankruptcy plan proposed in the Reorganized Cases, including the Plan.

Joint Plan § 4.6(c). The Plan Proponents defend this provision by stating that it is merely a supplement to the release provisions. In actuality, this indemnification provision operates as a release because it frees the protected parties from any financial responsibility for their actions. It also highlights the superior bargaining power that the Claimants’ Counsel have in this reorganization. For the reasons previously stated, it is unacceptable.

The proposed payment of the fees and expenses of claimants' counsel and the collateral trustee violates § 1129(a)(4)

Section 5.14(h) of the Joint Plan provides:
Joseph F. Rice and/or Motley Rice, LLC (collectively “MR”) and Perry Weitz and/or Weitz & Luxenberg P.C. (collectively “WL”) shall be reimbursed for any reasonable fees and/or expenses incurred through the Effective Date in connection with the Reorganization Cases (whether pre- or post-petition, and including, but not limited to, efforts to negotiate and obtain Confirmation of the Settlement Plan) or the Avoidance Actions, or after the effective Date in connection with the Continued Adversary Proceeding
...
In March 2006, MR and WL provided the Debtors documentary support for $858,034.55 and $449,102.77 respectively, of fees and expenses expended and/or incurred by MR and WL. In June 2006, MR and WL provided to the Debtors documentary support for additional fees and expenses expended and/or incurred by MR and WL. The March 2006 and June 2006 submissions have been reviewed by the Futures Representative, the Bondholders’ Committee, the Asbestos Claimants’ Committee and the Debtors, and are not disputed and are approved.

Section 1129(a)(4) of the Bankruptcy Code provides that “any payment made or to be made by the proponent, by the debtor, or by a person issuing securities or acquiring property under the plan, for services or for costs and expenses in or in connection with the case, or in connection with the plan and incident to case, has been approved by, or is subject to the approval of the court as reasonable.” So on its face § 5.14(h) of the Joint Plan bypasses one of the requirements for confirmation.
The Plan Proponents once again rely on the Omnibus Claimant Settlement to justify this provision. In a circular argument, the Plan Proponents maintain that this provision complies with § 1129(a)(4) because the Court will have the opportunity to review the expense payment mechanism at the time it rules on the Omnibus Claimant Settlement. Before the Court are competing motions for summary judgment regarding whether the Joint Plan is confirmable, so the time is now to determine if § 1129(a)(4) is satisfied. The Court finds that it is not.
The proposed payment mechanism in § 5.14(h) of the Joint Plan is simply not consistent with the language of § 1129(a)(4) or how the Bankruptcy Code treats other payments made by the estate. See, e.g., 11 U.S.C. § § 330, 503. The language of § 1129(a)(4) makes clear that the court must approve the payment itself as reasonable. It is not enough for the Court to merely approve of the mechanism by which the payment is reviewed. Court review of the payments is intended “to ensure that the estate’s assets, or potential assets, are not being needlessly squandered away.” In re Schepps Food Stores, 1994 Bankr.. LEXIS 1368 (Bankr. S.D. Tex. July 11, 1994) Even in situations where a court appoints a fee examiner to undertake initial review of professional fees for reasonableness, the ultimate responsibility to review and approve those fees remains with the bankruptcy judge. Given the evidence of undue influence on the parts of Messrs. Rice and Weitz in this case, the need for independent court review of any fees paid to them is paramount.
Conclusion
For the foregoing reasons, the Court finds that the Joint Plan is not confirmable as a matter of law. The barriers to confirmation of the Joint Plan that the Court identified are so entrenched in this and previous plans that the Court seriously questions whether allowing the

Debtors to remain in Chapter 11 is in the best interest of the estate. Accordingly, the Court is issuing an Order to Show Cause why this case should not be converted or dismissed pursuant to 11 U.S.C. § 1112. The hearing will be scheduled for 11:00 a.m. on June 26, 2008 (the date originally scheduled for the confirmation hearing). Counsel for First State Insurance Company and Twin City Fire Insurance Company to submit a form of order in accordance with this opinion.
/s/ Kathryn C. Ferguson
KATHRYN C. FERGUSON US Bankruptcy Judge

Dated: June 5, 2008